Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Lottery.com Inc.
5049 Edwards Ranch,

4th FloorFort Worth,

Texas 76109

Ladies and Gentlemen:

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (including any amendments thereto) of Lottery.com Inc. of our report dated April 22, 2025, relating to the consolidated financial statements of Lottery.com Inc. as of and for the years ended December 31, 2024 and 2023, which report appears in the Company’s Annual Report on Form 10-K/A for the year ended December 31, 2024.

/S/ Boladale Lawal & Co
BOLADALE LAWAL & CO
Chartered Accountant

PCAOB No:6993
Lagos, Nigeria
November 26, 2025